Exhibit 10.1.1

FIFTH AMENDMENT TO AGREEMENT FOR PURCHASE

AND SALE OF REAL PROPERTY AND JOINT ESCROW INSTRUCTIONS

This Fifth Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions (the “Amendment”) is dated and is executed on June 22, 2005, by and between AP/APH PALM SPRINGS, L.P. a Delaware limited partnership (“SELLER”) and HIGHLAND HOSPITALITY, L.P. a Delaware limited partnership (“BUYER”).

A. SELLER and BUYER have entered into that certain Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions with an effective date of May 16, 2005, that certain Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions dated June 14, 2005, that certain Second Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions dated June 17, 2005, that certain Third Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions dated June 20, 2005 and that certain Fourth Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions dated June 21, 2005 (collectively, the “Agreement”).

B. The parties desire to further amend the Agreement.

C. Unless otherwise defined herein, all defined terms used herein shall have the same meaning as in the Agreement and all Section references shall be to Sections in the Agreement.

Now, therefore, for and in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Section 3.1; Purchase Price. In Section 3.1, the words “Fifty-Eight Million Dollars ($58,000.000)” are hereby deleted and replaced in their entirety with the words “Fifty-Seven Million Dollars ($57,000,000)”.

2. Section 1.49; Last Closing Date. The “Last Closing Date” in Section 1.49 is hereby amended and restated in its entirety as follows:

“Last Closing Date” means the later of (i) July 12, 2005 or (ii) two (2) business days immediately following satisfaction or waiver of the Conditions to Closing set forth in Sections 9.1 and 9.2.”

3. Section 7.1. Section 7.1 is hereby deleted and replaced in its entirety with the following:

“Hotel Management Agreement. The Hotel Management Agreement shall be terminated effective as of the Closing Date. Seller shall remain responsible for all amounts due under the Hotel Management Agreement prior to the Closing and shall hold harmless, indemnify and defend Buyer and its subsidiaries and affiliates from and against any claims or liability therefor. Buyer shall be responsible for, shall assume liability and obligations under, and shall hold harmless, indemnify, defend and protect Seller and its subsidiaries and affiliates from and against, any claims, liabilities, losses, expenses and fees (including reasonable attorneys’ fees), arising, all or in part, from termination of the Hotel Management Agreement and/or termination of any Hotel Employees in connection with termination of the Hotel Management Agreement, including without limitation (i) arising from the Worker Adjustment and Retraining Notification Act of 1988 and the California WARN Act (Sections 1400-1408 of the California Labor Code) (collectively, the “WARN Act”), (ii) fees owed to the Hotel Manager in connection with termination of the Hotel Management Agreement, and (iii) severance or other payments to Hotel Employees (provided, however, Buyer shall not be responsible for accrued vacation pay to Hotel Employees through the Closing Date, and Seller shall pay such amounts, or reimburse Hotel Manager such amounts, at Closing).”

4. Notwithstanding anything to the contrary in the Agreement or otherwise, BUYER shall be responsible to pay to the Franchisor any fees owed to the Franchisor in connection with the transfer of the franchise underlying the Franchise Agreement.

5. Section 7.4. Section 7.4 is hereby deleted and replaced in its entirety with the following:

“Estoppel Certificates; Consents. Seller shall use all commercially reasonable efforts to obtain prior to the Approval Date, but shall not be required to pay any money to any third party in connection therewith, the following: (A) a consent to assignment from the Master Lessor in the form attached hereto as Exhibit N (the “Master Lease Consent”), (B) an estoppel certificate from the Master Lessor in the form attached hereto as Exhibit O (the “Master Lessor Estoppel Certificate”), (C) an estoppel certificate from the Ground Sublessor in the form attached hereto as Exhibit P (the “Ground Sublessor Estoppel Certificate”), (D) a consent to assignment from the Ground Sublessor in the form attached hereto as Exhibit D (the “Ground Sublease Consent”), (E) a consent to assignment, in such form as Buyer and Seller may reasonably require, from the Franchisor under the Franchise Agreement (the “Franchise Agreement Consent”), (F) a Tenant Estoppel Certificate from the tenant under each Lease, in such form as the Buyer may reasonably request (and Seller shall continue to use commercially reasonable efforts to obtain such Tenant Estoppel Certificates through the Closing Date) and (G) an estoppel certificate, comfort letter and/or consent to assignment (if required) from the non-assigning party under each other Assumed Contract, in such form as Buyer may reasonably require. Upon receipt of each such certificate and consent, Seller shall promptly deliver the same to Buyer. Without limiting Buyer ‘s obligations pursuant to Sections 7.1 and 7.2 above, Buyer shall cooperate in good faith with the Master Lessor, the Ground Sublessor, and the Franchisor with respect to requests made by the Master Lessor, Ground Sublessor or Franchisor in connection with Seller’s efforts to obtain the Master Lease Consent, the Master Lessor Estoppel Certificate, the Ground Sublessor Estoppel Certificate, the Ground Sublease Consent and the Franchise Agreement Consent, including, without limitation, paying any reasonable termination, transfer or review fee that is payable to the Master Lessor, Ground Sublessor and/or Franchisor under the Master Lease, Ground Sublease and/or Franchise Agreement, respectively. If Seller is unable to obtain the Franchise Agreement Consent or the estoppel certificates as provided in (E) through (G) above prior to the Approval Date, and Buyer ultimately elects not to terminate this Agreement pursuant to Section 4.8 above, then the delivery of such items shall not be a condition to Closing.”

6. Exhibit D. Exhibit D to the Agreement is hereby replaced with Exhibit D to this Amendment.

7. Exhibit N. Exhibit N to this Amendment is added as Exhibit N to the Agreement.

8. Exhibit O. Exhibit O to this Amendment is added as Exhibit O to the Agreement.

9. Exhibit P. Exhibit P to this Amendment is added as Exhibit P to the Agreement.

10. Section 9.1.4. Section 9.1.4 is hereby deleted and replaced in its entirety with the following:

“Estoppel Certificate and Consent to Assignment from Master Lessor and Ground Sublessor. Seller’s delivery to Buyer, without any material modifications, of the Master Lease Consent, the Master Lessor Estoppel Certificate, the Ground Sublessor Estoppel Certificate, and the Ground Sublease Consent, each executed by the Master Lessor and Ground Sublessor, respectively.”

11. Section 9.1.5. Section 9.1.5 is hereby deleted in its entirety.

12. Sections 9.1 and 9.2. In the last full paragraphs of Sections 9.1 and 9.2, the words “the Last Closing Date”, each time they appear, are deleted and replaced in their entirety with the words “July 12, 2005”.

13. Section 3.2. In accordance with the provisions of Section 3.2, the SELLER and BUYER hereby agree that the portion of the Purchase Price allocated to the FF&E is Two Million Six Hundred Thousand Dollars ($2,600,000).

14. Section 4.8. BUYER hereby acknowledges that the Approval Date has expired pursuant to Section 4.8.

15. Section 12.2.1. Section 12.2.1 is hereby deleted in its entirety.

16. Section 9.2.4. A new Section 9.2.4 is added as follows:

“Termination of Hotel Management Agreement. Execution of a commercially reasonable termination of the Hotel Management Agreement.”

17. New Section 9.1.5. A new Section 9.1.5 is added as follows:

“Seller executing a termination of the Hotel Management Agreement.”

18. Master Equipment Lease. BUYER shall be responsible, and shall use its commercially reasonable efforts, to obtain the lessor’s consent to assume that certain Master Equipment Lease dated June 3, 2003 by and between GMAC Commercial Mortgage Corporation, predecessor to Bankers Banc, as lessor, and SELLER, as lessee. Provided, however, that obtaining such consent shall not be a condition to BUYER’s obligation to close. If BUYER is unable to, or elects not to, obtain such consent, BUYER shall pay off the outstanding balance pursuant to such lease.

19. No Modification. Except as provided herein, the Agreement is unmodified and in full force and effect. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall control.

20. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but taken together shall constitute one and the same document, and shall become effective when executed by all of the undersigned persons and entities.

IN WITNESS WHEREOF, this Amendment is executed by the parties as of the date first above written.

SELLER AP/APH PALM SPRINGS, L.P., a Delaware limited partnership			BUYER HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership

By:	AP/APMC GP, Inc., a Delaware corporation, its general partner		By:	HHC GP Corporation, a Maryland corporation, its general partner

	By:	/s/ Stuart Koenig		By:	/s/ Tracy M.J. Colden
	Name:	Stuart Koenig		Name:	Tracy M. J. Colden
	Its:	VP		Title:	Executive Vice President

Exhibit D

(Ground Sublease Consent)

Exhibit N

(Master Lease Consent)

Exhibit O

(Master Lessor Estoppel Certificate)

Exhibit P

(Ground Sublessor Estoppel Certificate)